Exhibit 10.5

[EXECUTION VERSION]
PROMISSORY NOTE

$1,320,000.00	Houston, Texas	December 18, 2009

FOR VALUE RECEIVED, RCI Entertainment (3105 I-35), Inc., (“Maker”, whether one or more) a wholly owned subsidiary of Rick’s Cabaret International, Inc., with a business address of 10959 Cutten Road, Houston, Texas 77066, promises to pay to the order of Evangelos Polycrates, an individual and Texas resident (“Payee”), at ___________________________, or such other place as the holder of this Promissory Note (“Note”) may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of One Million, Three Hundred Twenty Thousand and No/100 Dollars ($1,320,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding until maturity at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Maximum Rate; provided, however, that for the full term of this Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the true principal balance of this Note from time to time outstanding shall not exceed the Maximum Rate.

“Stated Rate” means a rate per annum equal to Four and 75/100 percent (4.75%); provided, however, that if the Stated Rate ever exceeds the Maximum Rate, the Stated Rate shall then and thereafter be fixed at a rate per annum equal to the Maximum Rate then and from time to time thereafter in effect until the total amount of interest accrued at the Stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued had the Maximum Rate at all times been equal to the Stated Rate from time to time in effect.

“Maximum Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum.  Without notice to Maker or any other person or entity, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which said Maximum Rate fluctuates.

Principal and interest are due and payable in equal monthly installments of Twenty Four Thousand, Seven Hundred Fifty-Nine and 12/100 Dollars ($24,759.12), beginning on January 18, 2010, with each succeeding installment being due and payable on the 18th day of each calendar month thereafter until the fifth (5th) anniversary of this Note, or December 18, 2014, when all principal and accrued interest under this Note and all amounts owing hereunder but not previously paid shall be due (“Final Maturity Date”).  All payments in repayment of this Note shall be applied first to discharge accrued interest and then to the outstanding principal amount of this Note and any other sums owing pursuant to this Note.  Maker may prepay all or any part of the principal of this Note before maturity without penalty.

The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker.

Interest shall be computed for the actual number of days elapsed in a year consisting of 365 days, unless the Maximum Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Maximum Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

If, for any reason whatever, the interest paid or received on this Note during its full term produces a rate which exceeds the Maximum Rate, the holder of this Note shall refund to the payor or, at the holder’s option, credit against the principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Maximum Rate, and all sums contracted for, charged or received by or paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

This Note is secured by, among other liens and security interests, the following:  (i) one hundred percent (100%) of the issued and outstanding shares of the Joy Club of Austin, Inc., a Texas corporation, (ii) one hundred percent (100%) of the issued and outstanding shares of North IH35 Investments, Incorporated, a Texas corporation, and (iii) the lien created in that certain Subordinated Deed of Trust of even date herewith from Maker to Dimitri Georgantas, Trustee, for the benefit of Payee (the “Deed of Trust”), covering that certain real property and all improvements thereto more particularly described on Exhibit “A”, attached hereto and made a part hereof for all purposes.

The failure of the Maker to timely pay any principal or installment of interest on this Note, or the occurrence of any event of Default under any security instrument or guaranty at any time securing or guaranteeing payment of this indebtedness shall constitute Default under this Note.  Upon any such Default, such holder may, at its option, exercise any or all rights, powers and remedies afforded by law or under any instruments securing this Note, including the right to declare the unpaid balance of principal and accrued interest on this Note at once mature and payable.

If any holder of this Note retains an attorney in connection with any such Default or to collect, enforce or defend this Note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any such papers and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorney’s fees.

The term “Default” as used in this Note shall include the occurrence of any of the events defined as Default in the Deed of Trust.  It is agreed that time is of the essence of this Note and,  in the event of a default, of a failure to pay principal and interest herein provided when due, or a breach of the provisions of any of the instruments executed in connection with or securing this Note, Payee, at its option, and subject to the notice and cure provisions in the Deed of Trust, may declare the entire unpaid principal balance and all unpaid accrued interest owing hereon at once due and payable.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Default.

Notwithstanding any other provision of this Note, in the event of a Default under this Note or the Deed of Trust, before exercising any of Payee’s remedies under this Note or the Deed of Trust, Payee will first give Maker written notice of default and Maker will have the number of days specified in the Deed of Trust after written notice is given in which to cure the Default (“Cure Period”).  If the default is not cured within the Cure Period, Maker and any and all co-makers, endorsers, guarantors and sureties waives all further demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity or protest, to the extent permitted by law. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.  Travis County, Texas shall be a proper place of venue for suit hereon. Maker and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceedings in respect of this Note or any loan agreement, security agreement, guaranty or other writing relating hereto shall be brought in the district courts of Travis County, Texas, or the United States District Court for the Western District of Texas.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PAYABLE IN FULL ON DECEMBER 18, 2014.  AT MATURITY YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF SUCH INDEBTEDNESS AND UNPAID INTEREST THEN DUE.  THE LENDER IS UNDER NO OBLIGATION TO REFINANCE SUCH INDEBTEDNESS AT THAT TIME.  YOU WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE SUCH INDEBTEDNESS WITH, WILLING TO LEND YOU THE MONEY.  IF YOU REFINANCE SUCH INDEBTEDNESS AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

THIS PROMISSORY NOTE AND ALL OTHER SECURITY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note effective as of the day and year above first written.

MAKER:

RCI Entertainment (3105 I-35), Inc.

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